UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 01, 2016

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DD’s Deluxe Rod Holder, Inc.

(Name of Small Business issuer in its charter)

Nevada	000-52711	61-1748028
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Unit 171-2A-15 Worobetz Place

Saskatoon, SK S7L6R4

(Address of principal executive offices)

306-716-5372

(Registrant’s telephone number)

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ITEM 8.01 Other Events

On March 01, 2016, DD’s Deluxe Rod Holder, Inc. (“Deluxe” or the “Company”) entered into a short term line of credit agreement (the “LOC”) with Crest Business Solutions, LLC (“Crest”).  The LOC provides that Crest will provide Deluxe with up to fifty thousand dollars ($50,000.00) via the LOC.  All amounts borrowed by Deluxe pursuant to the LOC are due and payable (with accrued interest thereon) in one balloon payment on February 28, 2017.  Deluxe has the option to extend the term of the LOC for an additional year, to February 28, 2018.  Interest shall accrue on the principal amount borrowed pursuant to the LOC at the rate of five percent (5.0%) per annum.

The LOC documents are attached hereto as Exhibit 99.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DD’s Deluxe Rod Holder, Inc.

/s/ Desmond Deschambeault

Desmond Deschambeault

President

March 01, 2016